UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 483-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 22, 2017, Ultragenyx Pharmaceutical Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date of April 24, 2017, 42,282,287 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 40,260,307 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting.

Proposal No. 1 – Election of Class I Directors

At the Annual Meeting, the Company’s stockholders elected the Class I director nominees below to the Company’s Board of Directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected. The votes on Proposal 1 were as follows:

Class I Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Emil D. Kakkis, M.D.	35,213,316	93,310	4,953,681
Daniel G. Welch	34,427,957	878,669	4,953,681

Proposal No. 2 – Ratification of Selection of Independent Registered Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. The votes on Proposal 2 were as follows:

Votes For	Votes Against	Abstentions
40,223,813	18,716	17,778

Proposal No. 3 – Advisory (Non-Binding) Vote to Approve Executive Compensation

At the Annual Meeting, the Company’s stockholders voted, on an advisory basis, in favor of a resolution approving the compensation the Company pays to its “named executive officers” as described in the Proxy Statement. The votes on Proposal 3 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,616,142	5,665,727	24,757	4,953,681

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2017	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Executive Vice President, Chief Financial Officer